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                                                                    Exhibit 10.5

                                   AGREEMENT


          AGREEMENT dated as of May 1, 2000 by and between Norton McNaughton of Squire, Inc., a New York corporation ("Squire"), and McNaughton Apparel Holdings Inc., a South Carolina corporation ("Holdings").

          WHEREAS, Squire is in the business of designing, sourcing, marketing and distributing moderately priced women's clothing;

          WHEREAS, Holdings leases a warehouse and distribution facility at 1020 North Pointe Industrial Boulevard, Goose Creek, South Carolina (the "Facility"); and

          WHEREAS, Squire desires to obtain receiving, warehousing, shipping and distribution services from Holdings, and Holdings desires to provide such services to Squire at the Facility.

          NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.  Services. Subject to the terms and conditions of this Agreement,
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Squire hereby engages Holdings to provide, and Holdings hereby agrees to provide to Squire, receiving, warehousing, shipping and distribution services at the Facility, which services shall consist of those receiving, warehousing, shipping, distribution and other services as are customarily provided by providers of similar services and, shall include, but shall not be limited to, receiving, storing, sorting, packaging and otherwise readying garments for shipment to Squire's customers, and inventory maintenance and control
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activities (such as cycle counting and year-end audit procedures) (collectively, the "Services").

         2.  Term. The term (the "Term") of Holdings' engagement under this
             ----
Agreement shall commence on the date hereof and shall continue on a year-to-year basis thereafter, unless either party hereto gives written notice to the other party hereto of its determination to terminate this Agreement, whereupon such termination shall become effective on the 60/th/ day after the date of the giving of such notice.

          3.  Price. In consideration of the Services provided by Holdings
              -----
during the Term, Squire shall pay Holdings an amount per garment shipped by Holdings on behalf of Squire (and such other or different price(s) for the Services) as are set forth on Exhibit A hereto, as such Exhibit A may be amended or supplemented from time to time pursuant to the agreement between the parties hereto.

          4.  Independent Contractor. The parties hereto understand and agree
              ----------------------
that Holdings is acting as an independent contractor and this Agreement is not designed to create an agency, joint venture, partnership, fiduciary or employer-employee relationship, whether expressed or implied, between Squire and
Holdings. Without limiting the generality of the foregoing, Holdings agrees to provide, in the conduct of the Services, at its cost and expense, all necessary services (including those of employees and other service providers), space, materials, supplies, machinery and equipment which are necessary to the provision by Holdings of the Services to Squire.
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          5.  Notices. All notices, requests and instructions hereunder shall be
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in writing and delivered personally, by fax, by registered or certified mail, return receipt requested, or by nationally recognized overnight courier services as follows:

              1.  If to Squire:

                  463 Seventh Avenue
                  New York, New York  10018
                  Attention:  Chief Executive Officer
                  Fax No.:  (212) 279-6852

              2.  If to Holdings:

                  1020 North Pointe Industrial Boulevard
                  Goose Creek, South Carolina  29445
                  Attention:  Vice President - Operations
                  Fax No.:  (843) 824-0285

All notices, requests and instructions given in accordance herewith shall be deemed received on the date of receipt hereof.

          6.  Entire Agreement. This Agreement (including the Exhibits hereto)
              ----------------
contains the entire agreement of the parties hereto with respect to the matters contemplated hereby and supercedes all prior agreements and understandings, whether written or oral, with respect thereto, and no amendment hereof or supplement hereto shall be effective unless in writing and signed by the parties hereto.

          7.  Governing Law. The parties hereby agree that this Agreement shall
              -------------
be governed by and construed in accordance with the laws of the State of South Carolina, without regard to conflict of laws principles.

          8.  Binding Nature. This Agreement shall be binding upon and inure to
              --------------
the benefit of Squire and Holdings and their respective successors and assigns.
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          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.

                                     NORTON MCNAUGHTON OF SQUIRE, INC.


                                     /s/ Peter Bonaparth
                                     ----------------------------------
                                     Name:  Peter Bonaparth
                                     Title:

                                     MCNAUGHTON APPAREL HOLDINGS INC.


                                     /s/ Michael Kauffman
                                     ----------------------------------
                                     Name:  Michael Kauffman
                                     Title: VP
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                                   EXHIBIT A

                           UNIT PRICES FOR SERVICES



Effective May 1, 2000, the price per unit that Squire shall pay to Holdings for the Services is $0.50 per unit. Such amount shall be billed monthly by Holdings for the total number of units shipped in a given month and payable by Squire upon receipt of invoice from Holdings.